                                                                     EXHIBIT 2.3

================================================================================



                                SECOND AMENDMENT

                                     TO THE

                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                                      AMONG

                           PETROLEUM GEO-SERVICES ASA,

                                VERITAS DGC INC.,

                                    VGS INC.,

                               NEPTUNE HOLDCO LLC

                                       AND

                              NEPTUNE MERGERCO INC.


                       DATED EFFECTIVE AS OF JULY 22, 2002



================================================================================

                                SECOND AMENDMENT
                                     TO THE
                          AGREEMENT AND PLAN OF MERGER
                             AND EXCHANGE AGREEMENT

                  THIS SECOND AMENDMENT, DATED EFFECTIVE AS OF JULY 22, 2002 (this "Amendment"), TO THE AGREEMENT AND PLAN OF MERGER AND EXCHANGE AGREEMENT, dated as of November 26, 2001, as amended by the FIRST AMENDMENT dated June 21, 2002 (as so amended, the "Agreement"), is among Petroleum Geo-Services ASA, a Norwegian public limited liability company ("PGS"), Veritas DGC Inc., a Delaware corporation ("Veritas"), VGS Inc. (formerly named Neptune I, Inc.), a Cayman Islands exempted company and a direct, wholly owned subsidiary of Veritas, Neptune Holdco LLC, a Delaware limited liability company and an indirect, wholly owned subsidiary of VGS Inc., and Neptune Mergerco Inc., a Delaware corporation and a direct, wholly owned subsidiary of Neptune Holdco LLC. Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

                                    RECITALS

                  WHEREAS, certain parties thereto wish to amend the Agreement in certain respects;

                  WHEREAS, the Boards of Directors of each of PGS, Veritas, VGS Inc., Neptune Holdco LLC and Neptune Mergerco Inc. have determined this Amendment amending and supplementing the Agreement to be advisable and in the best interests of their respective corporations, stockholders and shareholders and to be consistent with, and in furtherance of, their respective business strategies and goals, and by resolutions duly adopted, have approved and adopted this Amendment;

                  NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein and in the Agreement, the parties hereto hereby agree as follows:

1.       SECTION 8.8(a) OF THE AGREEMENT

         The following proviso is hereby added to the end of the third sentence of Section 8.8(a) of the Agreement:

         "; provided, however, that in no event shall Caymanco request that the staff of the SEC accelerate the effectiveness of the Form S-4 to any date and time occurring prior to the expiration of the Pre-Mailing Determination Period (as defined in Section 10.7)."

2.       SECTION 10.7 OF THE AGREEMENT

         Section 10.7 of the Agreement is hereby amended and restated to provide as follows:

                  "Section 10.7. Additional Right of Termination by PGS or Veritas. This Agreement may be terminated by PGS or Veritas at any time during the five business day period ending August 15, 2002 (the "Pre-Mailing Determination Period"), by action of the Board of Directors of PGS or Veritas, unless, by the date of such termination:

                           (a) Caymanco shall have received commitments for the
                  placement or sale on market terms satisfactory to both Veritas and PGS of equity or equity-linked securities of Caymanco that shall be expected to yield net cash proceeds to Caymanco of not less than $200 million; or

                           (b) PGS shall have consummated the sale of its
                  Atlantis Subsidiary for gross proceeds (including cash proceeds and the assumption of debt) of not less than $195 million; or

                           (c) PGS shall have consummated the sale of assets,
                  which may include but not be limited to its Atlantis Subsidiary, generating gross proceeds (including cash proceeds and the assumption of debt) of not less than $200 million; provided that no such sale of assets, except for those sales disclosed in the PGS Disclosure Letter or the PGS Supplemental Disclosure Letter, may be consummated without Veritas' prior written consent; or

                           (d) any combination of the events referred to in
                  clauses (a) through (c) of this Section 10.7 shall have occurred in such amounts that, when aggregated together, yield (or, in the case of clause (a), are expected to yield) gross proceeds (including cash proceeds and, in the case of asset sales, the assumption of debt) of not less than $200 million.

                  If this Agreement is terminated pursuant to this Section 10.7, the party terminating this Agreement shall pay the other party $7.5 million at the time of such termination to reimburse such party for a portion of its costs and expenses incurred in connection with this transaction."

3.       OTHER TERMS OF THE AGREEMENT

         Except as otherwise provided in this Amendment, all other terms of the Agreement shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment, but references to the date of the Agreement shall remain references to November 26, 2001.

4.       COUNTERPARTS

         This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

5.       HEADINGS

         Headings of the Sections of this Amendment are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

6.       GOVERNING LAW

         This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.

                  IN WITNESS WHEREOF, the parties have executed this Amendment and caused the same to be duly delivered on their behalf on the day and year first written above.

                               PETROLEUM GEO-SERVICES ASA



                               By:           /s/ Reidar Michaelsen
                                  ---------------------------------------------
                                                 Reidar Michaelsen
                                               Chairman of the Board

                               VERITAS DGC INC.



                               By:            /s/ David B. Robson
                                  ---------------------------------------------
                                                  David B. Robson
                                       Chairman and Chief Executive Officer

                               VGS INC.



                               By:          /s/ Matthew D. Fitzgerald
                                  ---------------------------------------------
                                                Matthew D. Fitzgerald
                                                   Vice President

                               NEPTUNE HOLDCO LLC



                               By:             /s/ David B. Robson
                                  ---------------------------------------------
                                                   David B. Robson
                                                      President

                               NEPTUNE MERGERCO INC.



                               By:             /s/ David B. Robson
                                  ---------------------------------------------
                                                   David B. Robson
                                                      President


                                      -4-